EXHIBIT A

Broadcort Capital Corp.      CUSTOMER AGREEMENT

In consideration of your accepting and carrying one or more accounts for the undersigned, the undersigned here by consents and agrees that:

APPLICABLE RULES AND REGULATIONS

1. All transactions shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearing house, if any, on which such transactions are executed by you (Broadcort Capital Corp.) or your agents, including your subsidiaries and affiliates.

DEFINITION

2. For purposes of this agreement, "securities and other property" shall include, but not be limited to, money, securities, financial instruments and commodities of every kind and nature, and all contracts and options relating thereto, whether for present or future delivery.

MARGIN REQUIREMENTS AND CREDIT CHARGES

3. The undersigned will maintain such securities and other property in the accounts of the undersigned for margin purposes as you shall require from time to time; and the monthly debit balance of such accounts shall be charged, in accordance with your usual custom, with interest at a rate permitted by the laws of the State of New York. It is understood that the interest charge made to the undersigned's account at the close of a charge period will, unless paid, be added to the opening balance for the next charge period and that interest will be charged upon such opening balance, including all interest so added.

SECURITY INTEREST

4. All securities and other property now or hereafter held, carried or maintained by you or by any of your affiliates in your possession or control, or in the possession or control of any such affiliate, for any purpose, in or for any account of the undersigned now or hereafter opened, including any account in which the undersigned may have an interest, shall be subject to a lien for the discharge of all the indebtedness and other obligations of the undersigned to you, and are to be held by you as security for the payment of any liability or indebtedness of the undersigned to you in any of said accounts. You shall have the right to transfer securities and other property so held by you from or to any other of the accounts of the undersigned whenever in your judgment you consider such a transfer necessary for your protection. In enforcing your lien, you shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.

REPRESENTATION AS TO BENEFICIAL OWNERSHIP AND CONTROL

5. The undersigned represents that, with respect to securities against which margin credit is or may be extended by you: (a) the undersigned is not the beneficial owner of more than three percent (3%) of the number of outstanding shares of any class of equity securities, and (b) does not control, is not controlled by and is not under common control with, the issuer of any such securities. In the event that any of the foregoing representations is inaccurate or becomes inaccurate, the undersigned will promptly so advise you in writing.

CALLS FOR ADDITIONAL COLLATERAL- LIQUIDATION RIGHTS

6. (a) You shall have the right to require additional collateral:

(1) in accordance with your general policies regarding your margin maintenance requirements, as such may be modified, amended or supplemented from time to time; or (2) if in your discretion you consider it necessary for your protection at an earlier or later point in time than called for by said general policies; or
 (3) in the event that a petition in bankruptcy or for appointment of a receiver is filed by or against the undersigned; or (4) if an attachment is levied against the accounts of the undersigned; or (5) in the event of the death of the undersigned.

(b) IF THE UNDERSIGNED DOES NOT PROVIDE YOU WITH ADDITIONAL COLLATERAL AS YOU MAY REQUIRE IN ACCORDANCE WITH (A) (1) OR (2), OR SHOULD AN EVENT DESCRIBED IN (A) (3), (4) OR (5) OCCUR,

(WHETHER OR NOT YOU ELECT TO REQUIRE ADDITIONAL COLLATERAL), YOU SHALL HAVE THE
RIGHT:

(1) TO SELL ANY OR ALL SECURITIES AND OTHER PROPERTY IN THE ACCOUNTS OF THE UNDERSIGNED WITH YOU OR WITH ANY OF YOUR AFFILIATES, WHETHER CARRIED INDIVIDUALLY OR JOINTLY WITH OTHERS;

(2) TO BUY ANY OR ALL SECURITIES AND OTHER PROPERTY WHICH MAY BE SHORT IN SUCH ACCOUNTS; AND

(3) TO CANCEL ANY OPEN ORDERS AND TO CLOSE ANY OR ALL OUTSTANDING CONTRACTS.

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


PAYMENT OF INDEBTEDNESS UPON DEMAND

7. The undersigned shall at all times be liable for the payment upon demand of any debit balance or other obligations owing in any of the accounts of the undersigned with you, and the undersigned shall be liable to you for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by the undersigned; and the undersigned shall make payment of such obligations and indebtedness upon demand.

LIABILITY FOR COSTS OF COLLECTION

8. To the extent permitted by the laws of the State of New York, the reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned with you, including but not limited to attorneys' fees incurred and payable or paid by you, shall be payable to you by the undersigned.

PLEDGE OF SECURITIES AND OTHER PROPERTY

9. All securities and other property now or hereafter held, carried or maintained by you in your possession or control in any of the accounts of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other such securities and other property, for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining in your possession or under your control for delivery a like amount of similar securities or other property.

LENDING AGREEMENT

10. Within the limitations imposed by applicable laws, rules and regulations, you are hereby authorized to lend to yourselves, as principal or otherwise, or to others, any securities held by you on margin for any accounts of the undersigned or as collateral therefor, either separately or with other securities. It is recognized that any losses or other detriments, or gains or other benefits, arising from any such lending of securities shall not accrue to the account of the undersigned.

PRESUMPTION OF RECEIPT OF COMMUNICATIONS

11. Communications may be sent to the undersigned at the address of the undersigned or at such other address as the undersigned may hereafter give you in writing. All communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.

ACCOUNTS CARRIED AS CLEARING BROKER

12. If you are carrying the account of the undersigned as clearing broker by arrangement with another broker through whose courtesy the account of the undersigned has been introduced to you, then until receipt from the undersigned of written notice to the contrary, you may accept from such other broker, without inquiry or investigation by you (a) orders for the purchase or sale in said account of securities and other property on margin or otherwise, and (b) any other instructions concerning said account. You shall not be responsible or liable for any acts or omissions of such other broker or its employees.

JOINT AND SEVERAL LIABILITY

13. If the undersigned shall consist of more than one person, their obligations under this agreement shall be joint and several.

REPRESENTATION AS TO CAPACITY TO ENTER INTO AGREEMENT

14. The undersigned represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you. If a natural person, the undersigned represents that the undersigned is of full age, is not an employee of any exchange, nor of any corporation of which any exchange owns a majority of the capital stock, nor of a member of any exchange, nor of a member firm or member corporation registered on any exchange, nor of a bank, trust company, insurance company or any corporation, firm or individual engaged in the business of dealing either as broker or as principal in securities, bills of exchange, acceptances or other forms of commercial paper. If any of the foregoing representations is inaccurate or becomes inaccurate, the undersigned will promptly so advise you in writing.

EXTRAORDINARY EVENTS

15. You shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond your control.

THE LAWS OF THE STATE OF NEW YORK GOVERN

16. THIS AGREEMENT AND ITS ENFORCEMENT SHALL BE GOVERNED BY THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES; SHALL COVER INDIVIDUALLY AND COLLECTIVELY ALL ACCOUNTS WHICH THE UNDERSIGNED MAY OPEN OR REOPEN WITH YOU; OR WHICH MAY BE INTRODUCED TO YOU, INCLUDING YOUR SUBSIDIARIES AND AFFILIATES, THROUGH THE COURTESY OF THE AFOREMENTIONED INTRODUCING FIRM; SHALL INURE TO THE BENEFIT OF YOUR AFFILIATES AND YOUR SUCCESSORS, AND THOSE OF THE AFOREMENTIONED INTRODUCING FIRM, WHETHER BY MERGER, CONSOLIDATION OR OTHERWISE, AND ASSIGNS, AND THEIR RESPECTIVE EMPLOYEES AND AGENTS; YOU MAY TRANSFER THE ACCOUNTS OF THE UNDERSIGNED TO YOUR SUCCESSORS AND ASSIGNS AND THOSE OF THE AFOREMENTIONED INTRODUCING FIRM; AND THIS AGREEMENT SHALL BE BINDING UPON THE HEIRS, EXECUTORS, ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

AMENDMENTS

17. The undersigned agrees that you shall have the right to amend this Agreement, by modifying or rescinding any of its existing provisions or by adding any new provision. Any such amendment shall be effective as of a date to be established by you, which shall not be earlier than thirty days after you send notification of any such amendment to the undersigned.

SEPARABILITY

18. If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

HEADINGS ARE DESCRIPTION

19. The heading of each provision hereof is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision.


AGREEMENT TO ARBITRATE CONTROVERSIES

20. * ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

   * THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.
   * PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEDURES.
   * THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED.
   * THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

THE UNDERSIGNED AGREE(S) THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN US, OR BETWEEN ME AND THE ORGANIZATION THAT HAS INTRODUCED MY ACCOUNT CARRIED BY YOU, INCLUDING BUT NOT LIMITED TO THOSE INVOLVING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED ONLY BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OR ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, AND IN ACCORDANCE WITH ITS ARBITRATION RULES THEN IN FORCE. THE UNDERSIGNED MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., THE AMERICAN STOCK EXCHANGE, INC., OTHER EXCHANGES, OR THE NATIONAL ASSOCIATION ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD, BUT IF THE UNDERSIGNED FAIL(S) TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO YOU AT THE OFFICE WHERE THE UNDERSIGNED MAINTAIN(S) MY ACCOUNT, BEFORE THE EXPIRATION OF FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST FPOM YOU TO MAKE SUCH ELECTION, THEN YOU MAY MAKE SUCH ELECTION. JUDGEMENT UPON THE AWARD OF ARBITRATORS MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACT10N UNTIL:

i. THE CLASS CERTIFICATION IS DENIED; OR
ii. THE CLASS IS DECERTIFIED; OR
iii. THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

     SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

BY SIGNING THIS AGREEMENT, THE UNDERSIGNED ACKNOWLEDGE (1) THAT, IN ACCORDANCE WITH PARAGRAPH 20, THE UNDERSIGNED AGREE IN ADVANCE TO ARBITRATE ANY CONTROVERSIES WHICH MAY ARISE WITH BROADCORT CAPITAL CORP., OR BETWEEN ME/US AND THE ORGANIZATION THAT HAS INTRODUCED THE UNDERSIGNED ACCOUNT CARRIED BY YOU AND,
(2) THAT, PURSUANT TO PARAGRAPH 10 ABOVE, CERTAIN OF MY/OUR SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS, AND (3) RECEIPT OF A COPY OF THIS AGREEMENT.


SIGNATURES

CORPORATION/PARTNERSHIP/TRUST                       INDIVIDUALS
__________________________                    _______________________
(SIGNATURE OF CORPORATION, PARTNERSHIP OR TRUSTEE(S)

BY  ______________________

TITLE ____________________                   ___________________________
                                             (SECOND PARTY, IF JOINT ACCT)
ATTEST ___________________
CORPORATE SEAL (IF APPLICABLE)

DATED ____________________                  ACCOUNT NO.______________

NOTE: FOR PARTNERSHIPS, ALL GENERAL PARTNERS MUST SIGN